Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 3rd Quarter 2005

Lynchburg Va., October 21, 2005… Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today total net income after tax of $489,000 or $0.31 per basic share ($0.29 diluted) for the quarter ended September 30, 2005 and $1,256,000 or $0.79 per basic share ($0.75 diluted) year-to-date compared to net income of $201,000 or $0.13 per basic share ($0.12 diluted) and $981,000 or $0.64 per basic share ($0.63 diluted) for the respective periods a year ago. All earnings per share amounts have been adjusted to reflect the 10% stock dividend paid by the company during January, 2004 and the 50% stock split effected in the form of a dividend paid by the company in March, 2005.

Net interest income for the quarter ended September 30, 2005 was $2,142,000 as compared to net interest income of $1,766,000 in the same quarter of 2004, an increase of 21.2%. Management believes the Bank continues to be well-positioned to take advantage of any future rate increases by the FOMC because of its percentage of adjustable rate loans in the portfolio.

Robert R. Chapman, III, the Bank’s President and CEO, stated “Net income increased on the strength of a steady net interest margin and continued careful monitoring of asset quality. Our reputation for service has enabled us to continue both deposit and loan growth despite the increased competition in the Region 2000 marketplace, including the increased interest rates paid by competitors on deposit products.” The net interest margin as of the quarter ended September 30, 2005 was 4.75% as compared to 4.49% at the end of the same period a year ago. The loan loss provision in the 3rd quarter ended September 30, 2005 was $255,000 as compared to $503,000 for the respective period a year ago. This is due primarily to the improved asset quality and careful monitoring of the loan portfolio.

Deposits increased from $153,834,000 as of the year ended December 31, 2004 to $170,355,000 as of the period ended September 30, 2005, an increase of 10.7%. The majority of this growth continues to be associated with the Main Street (downtown Lynchburg, Virginia), Madison Heights (Amherst County, Virginia), and Forest, Virginia locations. Loans, net of unearned income and loan loss provision have increased from $140,272,000 as of the year ended December 31, 2004 to $153,789,000 as of the period ended September 30, 2005, an increase of 9.6%. These increases are the primary reason that total assets increased 11.8% from $171,025,000 as of the year ended December 31, 2004 to $191,173,000 as of the period ended September 30, 2005.

Non-interest income improved through the continued increase in fees generated from mortgage origination volume. Non-interest income increased to $594,000 for the quarter ended September 30, 2005 as compared to $528,000 in the period ended September 30, 2004, an increase of 12.5%.

The above-referenced financial results have produced a return on average assets of 1.03% at the end of the 3rd quarter ended September 30, 2005, from 0.94% at the end of the 2nd quarter ended

Press Release, October 21, 2005, Page 2

Bank of the James Financial Group, Inc.

June 30, 2005 and 0.81% at the end of the 1st quarter ended March 31, 2005. Return on average equity has also increased in 2005, improving to 13.67% in the 3rd quarter 2005 as compared to 12.56% and 10.66% in the 2nd and 1st quarters 2005 respectively.

Chapman further noted, “The Securities and Exchange Commission has delayed the date by which smaller companies, including ours, must comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act until 2007. This delay will allow us to take a step back and address the act’s requirements in a cost effective and efficient manner. Because of the delayed date of compliance, we anticipate that we will be able to use more in-house resources and thereby decrease our reliance on outside consulting sources. Consequently, the delay should help reduce expenses associated with evaluating the internal control structure.”

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates five full service locations as well as mortgage origination offices in Forest and Moneta, Virginia. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), the sole subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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Bank of the James Financial Group, Inc.

(000’s) except ratios and percent data

unaudited

Selected Data:	Three months ending Sept 30, 2005	Three months ending Sept 30, 2004	Change	Year to date Sept 30, 2005	Year to date Sept 30, 2004	Change
Interest income	$3,147	$2,407	30.74%	$8,728	$6,795	28.45%
Interest expense	1,005	641	56.79%	2,655	1,817	46.12%
Net Interest income	2,142	1,766	21.29%	6,073	4,978	22.00%
Provision for loan losses	255	503	-49.30%	629	634	-0.79%
Noninterest income	594	528	12.50%	1,610	1,306	23.28%
Noninterest expense	1,743	1,486	17.29%	5,154	4,164	23.78%
Income taxes	249	104	139.42%	644	505	27.52%
Net income	489	201	143.28%	1,256	981	28.03%
Weighted Average Shares
Outstanding	1,600,783	1,546,827	3.49%	1,586,938	1,531,733	3.60%
Basic net income per share	$0.31	$0.13	$0.18	$0.79	$0.64	$0.15
Fully diluted net income per share	$0.29	$0.12	$0.17	$0.75	$0.63	$0.12

Balance Sheet at period end:	Sept 30, 2005	Dec 31, 2004	Change	Sept 30, 2004	Dec 31, 2003	Change
Loans, net	$153,789	$140,272	9.64%	$132,416	$114,604	15.54%
Total securities	25,264	19,911	26.88%	23,716	14,956	58.57%
Total deposits	170,355	153,834	10.74%	153,509	133,486	15.00%
Stockholders’ equity	14,200	12,786	11.06%	12,321	11,309	8.95%
Total assets	191,173	171,025	11.78%	169,905	145,011	17.17%
Shares Outstanding	1,601,047	1,548,658	52,389	1,547,448	1,543,790	3,658
Book value per share	8.87	8.26	0.61	7.96	7.33	$0.64

Daily averages:	Three months ending Sept 30, 2005	Three months ending Sept 30, 2004	Change	Year to date Sept 30, 2005	Year to date Sept 30, 2004	Change
Loans, net	$149,888	$128,752	16.42%	$145,197	$122,360	18.66%
Total securities	25,363	23,216	9.25%	22,700	19,265	17.83%
Total deposits	167,444	148,526	12.74%	162,377	142,071	14.29%
Stockholders’ equity	14,193	12,336	15.05%	13,597	11,932	13.95%
Interest earning assets	178,998	156,170	14.62%	171,481	148,263	15.66%
Interest bearing liabilities	148,217	131,085	13.07%	143,704	126,576	13.53%
Total Assets	187,941	164,137	14.50%	180,832	156,329	15.67%

Financial Ratios:	Three months ending Sept 30, 2005	Three months ending Sept 30, 2004	Change	Year to date Sept 30, 2005	Year to date Sept 30, 2004	Change
Return on average assets	1.03%	0.49%	0.55	0.93%	0.84%	0.09
Return on average equity	13.67%	6.46%	7.20	12.35%	10.99%	1.36
Net Interest Margin	4.75%	4.49%	0.26	4.73%	4.49%	0.25
Efficiency ratio	63.71%	64.78%	(1.07)	67.08%	66.26%	0.82
Average Equity toaverage assets	7.55%	7.52%	0.04	7.52%	7.63%	(0.11)

Allowance for loan losses:	Three months ending Sept 30, 2005	Three months ending Sept 30, 2004	Change	Year to date Sept 30, 2005	Year to date Sept 30, 2004	Change
Beginning balance	$1,526	$1,543	-1.10%	$1,419	$1,451	-2.21%
Provision for losses	255	503	-49.30%	629	634	-0.79%
Charge-offs	(114)	(631)	-81.93%	(392)	(725)	-45.93%
Recoveries	17	39	-56.41%	28	94	-70.21%
Ending balance	1,684	1,454	15.82%	1,684	1,454	15.82%

Nonperforming assets:	Sept 30, 2005	Dec 31, 2004	Change	Sept 30, 2004	Dec 31, 2003	Change
Nonaccrual loans	242	380	-36.32%	902	100	802.00%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	242	380	-36.32%	902	100	802.00%
Other real estate owned	none	85	—	335	none	—
Total nonperforming assets	242	465	-47.96%	1,237	100	1137.00%

Asset quality ratios:	Sept 30, 2005	Dec 31, 2004	Change	Sept 30, 2004	Dec 31, 2003	Change
Nonperforming loans to total loans	0.16%	0.27%	(0.11)	0.67%	0.09%	0.59
Allowance for loan losses to total loans	1.08%	1.00%	0.08	1.09%	1.25%	(0.16)
Allowance for loan losses to nonperforming loans	695.87%	373.42%	322.45	161.20%	1451.00%	(1,289.80)